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                                                                       Exhibit 5







                                  May 28, 2003


Resource America, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Gentlemen:

         We have acted as counsel to Resource America, Inc. ("RAI") in connection with the preparation and filing by RAI of a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of units (the "Units") representing 75,000 shares of RAI Common Stock, par value $.01 per share (the "Common Stock"), issued in connection with the Resource America 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "Plan"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by RAI in connection with the registration of the Units and the underlying Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

         We have relied upon the written statements and certifications issued by the Department of State of the State of Delaware concerning the formation and subsistence of RAI. We are attorneys admitted to practice before the courts of the United States, the Commonwealth of Pennsylvania and the State of New York. The opinions set forth herein are limited to matters governed by the laws of the Untied States and the internal laws of the Commonwealth of Pennsylvania, without reference to choice of law provisions thereunder, and to matters of general corporate law of the State of Delaware relevant to this opinion. No opinion is expressed with respect to the laws of any other state or to the application of any such laws.

         Based upon and subject to the foregoing, we are of the opinion that:



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Resource America, Inc.
May 28, 2003
Page 2

         1. RAI is a corporation that has been duly formed and is validly subsisting under the laws of the State of Delaware.

         2. When issued as set forth in the Registration Statement, the Units will be validly issued, fully paid and non-assessable and when issued in accordance with the terms of the Units, the Common Stock will be validly issued, fully paid and non-assessable.

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C., in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,



                                                     Ledgewood Law Firm, P.C.